Exhibit 99.1

October 21, 2010

JANUS CAPITAL GROUP INC. ANNOUNCES

THIRD QUARTER 2010 RESULTS

Third quarter earnings of $0.18 per diluted share

Long-term net outflows of $2.9 billion for the quarter

43%, 87% and 91% of complex-wide mutual fund assets outperformed their

Lipper peer group medians for 1-, 3- and 5-years(1)

DENVER — Janus Capital Group Inc. (“JCG”) (NYSE: JNS) today reported third quarter net income of $32.5 million, or $0.18 per diluted share, compared with net income of $30.2 million, or $0.17 per diluted share, in the second quarter 2010 and net income of $8.2 million, or $0.05 per diluted share, in the third quarter 2009. Third quarter 2010 includes a $0.05 per share operating charge for reimbursements to certain Janus mutual funds for two significant fund administrative errors and a $0.05 per share non-operating benefit for the reversal of income tax reserves. Third quarter 2009 included a net $0.10 per share charge as a result of legal settlements, severance and a realized gain from the early retirement of debt.

The company’s operating margin for the third quarter 2010 was 23.4% compared with 24.6% for the second quarter 2010 and 13.0% for the third quarter 2009.

“Long-term performance remains strong, and our mathematical strategies in particular have demonstrated consistent improvement. We are also continuing to make progress in our fixed income and global businesses,” said Weil. “As we look ahead, we think today’s equity markets are creating terrific opportunities for active management. We currently see stocks moving with high correlation as a group, heavily driven by macro themes and index investing rather than individual company fundamentals. Going forward, our active equity strategies should prosper as they take advantage of the inherent mispricing created by this undifferentiated investing.”

(1)   Relative performance analysis is based on asset-weighted rankings for the share class with the longest performance history, Class T, S or I Shares in the Janus retail fund (“JIF”) trust, and Institutional Shares in the Janus Aspen Series (“JAS”) trust. The total number of funds in the 1-, 3- and 5-year metrics are 46, 43 and 26, respectively.  See www.janus.com for complete Lipper rankings based on total returns.

Flows and Assets Under Management

Average assets under management during the third quarter 2010 were $155.2 billion compared with $160.2 billion during the second quarter 2010 and $143.1 billion during the third quarter 2009. At September 30, 2010, the Company’s total assets under management were $160.8 billion compared with $147.2 billion at June 30, 2010 and $151.8 billion at September 30, 2009. The increase in complex-wide assets during the third quarter 2010 reflects $16.5 billion of net market appreciation, slightly offset by long-term net outflows of $2.9 billion. Mathematical equity and fundamental equity (includes growth/blend, global/international and value investment disciplines) long-term net outflows totaled $2.1 billion and $1.8 billion, respectively, while fixed income long-term net inflows totaled $1.0 billion.

Investment Performance

Long-term investment performance for fundamental equity mutual funds remained strong with 86% and 91% of mutual fund assets ranking in the top half of their Lipper categories on a three- and five-year total return basis, respectively, as of September 30, 2010. As a result of underperformance in key fundamental equity strategies, the portion of fundamental equity mutual fund assets in the top half of their Lipper categories on a one-year basis fell to 42% as of September 30, 2010, compared to 90% as of September 30, 2009.(2)

Fixed income mutual funds continued to generate strong long-term investment performance despite short-term underperformance with 46%, 100% and 100% of mutual fund assets ranked in the top half of their Lipper categories on a one-, three- and five-year total return basis, respectively, for the same time period.(2)

Mathematical equity strategies have improved significantly, with 100%, 79% and 56% of strategies surpassing their respective benchmarks, net of fees, over the one-, three- and five-year periods, as of September 30, 2010.

(2) Relative performance analysis is based on asset-weighted rankings for the share class with the longest performance history, Class T, S or I Shares in the Janus retail fund (“JIF”) trust, and Institutional Shares in the Janus Aspen Series (“JAS”) trust.  See www.janus.com for complete Lipper rankings based on total returns.

In addition, 46% of complex-wide mutual funds have a 4- or 5-star Overall Morningstar RatingTM at September 30, 2010.(3)

Financial Discussion

Financial Highlights

(dollars in millions, except per share data or as noted)

	Three Months Ended
	September 30,	June 30,	September 30,
	2010	2010	2009

Average Assets (in billions)	$155.2	$160.2	$143.1
Ending AUM (in billions)	$160.8	$147.2	$151.8
Revenues	$243.8	$249.3	$227.6
Operating Expenses	$186.7	$187.9	$198.0
Operating Income	$57.1	$61.4	$29.6
Operating Margin	23.4%	24.6%	13.0%

Net Income	$32.5	$30.2	$8.2

Diluted Earnings per Share	$0.18	$0.17	$0.05

Third quarter 2010 revenues of $243.8 million decreased 2.2% from second quarter 2010 due to lower average assets under management. Third quarter 2010 operating expenses declined slightly from second quarter 2010 primarily as a result of lower variable expenses. Also impacting the two quarters was $13.6 million of client reimbursements related to two significant fund administrative errors in the third quarter 2010 and $8.1 million of fund proxy costs incurred in the second quarter 2010.

Non-operating items for the third quarter 2010 included a benefit of $9.0 million for the reversal of income tax reserves following the expiration of statutes of limitations on tax positions taken in previous years.

(3)   Funds included in the complex-wide analysis reflect the share class with the longest performance history, and include Janus Retail (“JIF”) Class T, S and I Shares and Institutional Shares in the Janus Aspen Series (“JAS”) trust. 41 funds were included in the complex-wide analysis. Morningstar does not rank funds with less than a 3-year performance history.  See www.janus.com for Morningstar ratings based on risk-adjusted returns.

Capital and Liquidity

At September 30, 2010, JCG had stockholders’ equity of $1.1 billion, cash and investments of $506 million and outstanding debt of $798 million.

Third Quarter 2010 Earnings Call Information

JCG will discuss its results during a conference call on Thursday, October 21 at 10 a.m. Eastern Daylight Time. The call-in number will be (877)-301-7574. Anyone outside the U.S. or Canada should call (706)-643-3623. The slides used during the presentation will be available in the investor relations section of the Janus Capital Group website (www.janus.com/ir) approximately one hour prior to the call. For those unable to join the conference call at the scheduled time, an audio replay will be available on www.janus.com/ir.

About Janus Capital Group Inc.

Janus Capital Group Inc. (JCG) is a global investment firm offering strategies from three individual investment boutiques: Janus Capital Management LLC (Janus), INTECH Investment Management LLC (INTECH) and Perkins Investment Management LLC (Perkins). Each manager employs a research-intensive approach that is distinct within its respective asset class. This multi-boutique approach enables the firm to provide style-specific expertise across an array of strategies, including growth, value and risk-managed equities, fixed income and alternatives through one common distribution platform.

At the end of September 2010, JCG managed $160.8 billion in assets for shareholders, clients and institutions around the globe. Based in Denver, JCG also has offices in London, Milan, Munich, Singapore, Hong Kong, Tokyo and Melbourne.

Contacts:

Media: Shelley Peterson, 303-316-5625

Investors: John Groneman, 303-336-7466

###

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus containing this and other information, please call JCG at (800) 525-3713 or download the file from www.janus.com. Read it carefully before you invest or send money.

This presentation should not be considered sales material and is not an offer or a solicitation for any securities.

Data presented reflects past performance, which is no guarantee of future results. Rankings referenced exclude money markets. Investing involves risk, including loss of principal.

The Overall Morningstar RatingTM for a fund is derived from a weighted average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar RatingTM metrics.

Funds distributed by Janus Distributors LLC.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “forecast” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements. These statements are based on the beliefs and assumptions of Company management based on information currently available to management.

Various risks, uncertainties, assumptions and factors that could cause future results to differ materially from those expressed by the forward-looking statements included in this press release include, but are not limited to, risks specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 included under headings such as “Risk Factors” and “Management’s

Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the SEC from time to time. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. Many of these factors are beyond the control of the Company and its management. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

JANUS CAPITAL GROUP INC.

UNAUDITED

CONSOLIDATED STATEMENTS OF INCOME

(dollars in millions, except per share data or as noted)

	Three Months Ended
	September 30,	June 30,	September 30,
	2010	2010	2009
Revenues:
Investment management fees	$202.3	$207.8	$185.4
Performance fees	5.1	4.3	7.4
Shareowner servicing fees and other	36.4	37.2	34.8
Total	243.8	249.3	227.6

Operating Expenses:
Employee compensation and benefits	76.3	79.4	85.7
Long-term incentive compensation	20.7	20.5	19.5
Marketing and advertising	6.0	15.2	6.5
Distribution	32.5	35.6	29.2
Depreciation and amortization	9.8	9.9	8.7
General, administrative and occupancy	41.4	27.3	48.4
Total	186.7	187.9	198.0

Operating income	57.1	61.4	29.6

Interest expense	(15.9)	(15.8)	(18.6)
Investment gains (losses), net	0.9	3.2	0.9
Other income, net	0.5	0.7	0.1
Gain on early extinguishment of debt	—	—	5.8
Income tax provision	(7.2)	(18.1)	(6.0)

Net income	35.4	31.4	11.8

Noncontrolling interests	(2.9)	(1.2)	(3.6)

Net income attributable to JCG	$32.5	$30.2	$8.2

Diluted weighted average shares outstanding (in millions)	182.4	182.5	176.6

Diluted earnings per share attributable to JCG common shareholders:	$0.18	$0.17	$0.05

Average Assets Under Management (in billions)	$155.2	$160.2	$143.1

JANUS CAPITAL GROUP INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in millions)

	September 30,	December 31,
	2010	2009
Assets
Cash and cash equivalents	$288.0	$324.7
Investment securities	218.2	106.8
Other assets	316.2	276.8
Property and equipment, net	44.9	48.4
Intangibles and goodwill, net	1,764.8	1,773.6
Total Assets	$2,632.1	$2,530.3

Liabilities and Stockholders’ Equity
Debt	$797.8	$792.0
Other liabilities	323.1	336.6
Deferred income taxes	409.8	390.1
Stockholders’ equity	1,101.4	1,011.6
Total Liabilities and Stockholders’ Equity	$2,632.1	$2,530.3

UNAUDITED CONDENSED CASH FLOW INFORMATION

(dollars in millions)

	Three Months Ended
	September 30,	June 30,	September 30,
	2010	2010	2009
Cash provided by (used in):
Operating activities	$61.5	$88.2	$60.9
Investing activities	(30.8)	(79.6)	14.4
Financing activities	(2.2)	(18.1)	(57.6)
Net change during period	$28.5	$(9.5)	$17.7

JANUS CAPITAL GROUP INC.

ASSETS & FLOWS BY INVESTMENT DISCIPLINE

(dollars in billions)

	Three Months Ended
	September 30, 2010	June 30, 2010	September 30, 2009
Growth/Blend (1)
Beginning of period assets	$54.1	$63.7	$50.6
Sales	2.3	3.6	2.9
Redemptions	4.1	5.5	3.2
Net sales (redemptions)	(1.8)	(1.9)	(0.3)
Market / fund performance	6.0	(7.7)	7.7
End of period assets	$58.3	$54.1	$58.0

Global/International
Beginning of period assets	$22.9	$25.9	$18.2
Sales	1.1	1.6	1.3
Redemptions	1.3	1.7	0.8
Net sales (redemptions)	(0.2)	(0.1)	0.5
Market / fund performance	3.6	(2.9)	3.7
End of period assets	$26.3	$22.9	$22.4

Mathematical Equity (2)
Beginning of period assets	$39.8	$45.9	$43.8
Sales	0.9	2.0	1.1
Redemptions	3.0	3.5	3.6
Net sales (redemptions)	(2.1)	(1.5)	(2.5)
Market / fund performance	4.7	(4.6)	6.0
End of period assets	$42.4	$39.8	$47.3

Fixed Income (1)
Beginning of period assets	$12.7	$11.6	$7.1
Sales	1.9	2.4	1.7
Redemptions	0.9	1.1	0.6
Net sales (redemptions)	1.0	1.3	1.1
Market / fund performance	0.8	(0.2)	0.6
End of period assets	$14.5	$12.7	$8.8

Value (3)
Beginning of period assets	$16.1	$16.8	$11.0
Sales	1.6	2.2	1.6
Redemptions	1.4	1.3	1.0
Net sales (redemptions)	0.2	0.9	0.6
Market / fund performance	1.4	(1.6)	1.9
End of period assets	$17.7	$16.1	$13.5

Money Market
Beginning of period assets	$1.6	$1.6	$2.0
Sales	0.2	0.3	0.2
Redemptions	0.2	0.3	0.4
Net sales (redemptions)	—	—	(0.2)
Market / fund performance	—	—	—
End of period assets	$1.6	$1.6	$1.8

Total Company
Beginning of period assets	$147.2	$165.5	$132.6
Sales	8.0	12.1	8.8
Redemptions	10.9	13.4	9.6
Net sales (redemptions)	(2.9)	(1.3)	(0.8)
Market / fund performance	16.5	(17.0)	20.0
End of period assets	$160.8	$147.2	$151.8

Total Excluding Money Market
Beginning of period assets	$145.6	$163.9	$130.6
Sales	7.8	11.8	8.6
Redemptions	10.7	13.1	9.2
Net sales (redemptions)	(2.9)	(1.3)	(0.6)
Market / fund performance	16.5	(17.0)	20.0
End of period assets	$159.2	$145.6	$150.0

Notes:

(1)   Growth/blend and fixed income assets have been reclassified to reflect a 50%/50% split of the Janus Balanced Fund between the two categories.

(2)   Represents all assets managed by INTECH Investment Management LLC.

(3)   Represents all assets managed by Perkins Investment Management LLC.

C-1010-196